UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2022

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2022 Short-Term Incentive Program

On February 17, 2022, the compensation committee of the board of directors (the “Committee”) of Archrock, Inc. (the “Company” or “us”) adopted a short-term incentive program (the “2022 Incentive Program”) to provide the short-term cash incentive compensation element of our total direct compensation program for this year. The Committee set the cash incentive target under the 2022 Incentive Program for each of our named executive officers set forth below (the “Named Executive Officers”), as a specified percentage of his or her respective eligible earnings.

Executive Officer	Title	2022 Cash Incentive Target (% of eligible earnings)
D. Bradley Childers	President and Chief Executive Officer	120
Douglas S. Aron	Senior Vice President and Chief Financial Officer	80
Stephanie C. Hildebrandt	Senior Vice President, General Counsel and Secretary	75
Jason G. Ingersoll	Senior Vice President, Sales and Operations Support	75
Eric W. Thode	Senior Vice President, Operations	75

Each Named Executive Officer’s potential cash incentive payout ranges from 0% to 200% of his or her respective target, as may be adjusted by the Committee in its discretion.

Actual payouts under the 2022 Incentive Program will be based on the Committee’s assessment of our performance for 2022 relative to the following performance indicators, as well as such other factors or criteria that the Committee in its discretion deems appropriate:

●

Adjusted EBITDA –  a non-GAAP measure, defined as net income (loss) excluding loss from discontinued operations, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, restatement and other charges, restructuring and other charges, corporate office relocation costs, debt extinguishment loss, merger-related costs, indemnification (income) expense, net, non-cash stock-based compensation expense and other items;

●	Environmental, Social and Governance – comprised of environmental and safety metrics and diversity and inclusion objectives; and

●	Operating team performance – to be assessed by metrics established for and applicable to our operations, operations support and sales teams.

The Committee intends to award performance-based short-term incentive compensation under the 2022 Incentive Program based on its assessment of: (i) for each Named Executive Officer, the factors listed above, provided, however, that operating team performance is applicable to Messrs. Ingersoll and Thode only, (ii) each Named Executive Officer’s individual contribution toward our company and/or operating unit performance, including his or her demonstrated leadership and implementation of our business strategy, (iii) the recommendations of our Chief Executive Officer (other than with respect to himself), and (iv) any other factors or criteria that the Committee may choose to consider, in its discretion. The Committee has reserved the right to modify the target levels of one or more of the performance indicators, in its discretion based on internal and external developments during the course of 2022.

Adjustments to Base Salaries for 2022

On February 17, 2022, the Committee set the 2022 annual base salaries of our Named Executive Officers as follows, to be effective April 2022:

Executive Officer	Title	Prior Base Salary ($)	New or Restored Base Salary ($)
D. Bradley Childers	President and Chief Executive Officer	765,625	875,000
Douglas S. Aron	Senior Vice President and Chief Financial Officer	460,000	500,000
Stephanie C. Hildebrandt	Senior Vice President, General Counsel and Secretary	420,000	450,000
Jason G. Ingersoll	Senior Vice President, Sales and Operations Support	360,000	375,000
Eric W. Thode	Senior Vice President, Operations	360,000	375,000

As previously reported, pursuant to a compensation letter executed among Mr. Childers and the Company on April 24, 2020 and effective June 7, 2020, his annual base salary of $875,000 was temporarily reduced by 25% due to the impact of the COVID-19 pandemic on market conditions. In response to Mr. Childers’ request, the Committee determined to reinstate his base salary in stages, with restoration of half of the 25% reduction effective July 4, 2021; that partial restoration is reflected under the heading “Prior Base Salary.” The Committee approved the full restoration of Mr. Childers’ base salary as reflected under “New or Restored Base Salary” to be effective in April 2022.

In addition, as previously reported, the base salary of all other Named Executive Officers was temporarily reduced by 10% pursuant to a compensation letter, effective April 24, 2020. For each such executive, the amount listed under “Prior Base Salary” reflects the full restoration of base salary on July 4, 2021, and the amount listed under “New or Restored Base Salary” reflects the new base salary approved by the Committee to be effective in April 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

February 23, 2022

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